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EXHIBIT 5.1

[WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

December 2, 2004

Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421

  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 2, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 294,579 shares (the "Bain Shares") of your Common Stock which are issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock issued to Bain & Company, Inc., dated May 11, 2004 (the "Bain Warrant").

        As your counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed and are familiar with the proceedings taken and proposed to be taken by you in connection with the issuance of the Bain Shares upon exercise of the Bain Warrant. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        It is our opinion that the Bain Shares have been duly authorized and, when issued by you upon exercise of the Bain Warrant in accordance with the terms thereof, will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the above-referenced Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI

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  EXHIBIT 5.1